EXHIBIT 10.15

SUMMARY OF LEGACY COMPENSATORY ARRANGEMENTS

FOR NAMED EXECUTIVE OFFICERS

As of 2010, our current incentive plans are the 2010 Short Term Incentive Plan, the 2010 Medium Term Incentive Plan and the 2010 Long Term Incentive Plan. See “Compensation Discussion and Analysis— Elements of Compensation Program” in the Information Statement for more information. However, certain of the Named Executive Officers continue to hold awards or have benefits under Lyondell or Basell incentive plans or arrangements that pre-date the acquisition or that are otherwise no longer in effect. These arrangements include:

•

The Basell Medium Term Incentive Plan (the “Basell MTI Plan”). Messrs. Bigman, Trautz and de Vries received payments in 2009 on account of awards under the Basell MTI Plan relating to performance in 2006 and 2007. Because such awards were earned in prior years (subject only to continued employment or departure with consent), such payments are not included in total compensation for 2009. The legacy Basell MTI Plan payments made in 2009 and converted to U.S. dollars were $1,888,616, $366,101 and $1,259,078 for Messrs. Trautz, de Vries and Bigman, respectively. In accordance with the Settlement Agreement with Mr. Trautz, his final payment with respect to his legacy Basell MTI Plan awards was made in 2009 in the amount earned (as converted to U.S. dollars) of $1,095,349. With respect to Messrs. de Vries and Bigman, the final payments with respect to these legacy Basell MTI Plan awards were made in 2010 in the amounts (as converted to U.S. dollars) of $208, 638 and $730,233, respectively.

•

The LyondellBasell Mid-Term Incentive Plan (the “LyondellBasell MTI Plan”). Awards were granted under the LyondellBasell MTI Plan in 2008 to Messrs. Bigman, de Vries and Dineen; however, no payments were earned or paid in 2009 on account of such awards because we did not meet our applicable performance goals in 2008. Additionally, the company’s 2009 performance prohibits any payments being earned on the LyondellBasell MTI Plan awards in 2010 and it is likely that the company’s 2010 performance will prohibit any such payments in 2011, the final year in which payments under the LyondellBasell MTI Plan would be due. As a result, we are not accruing any amounts for payment of these awards and we are treating these awards as lapsed.

•

Basell Stock Options and Stock Appreciation Rights Between 1999 and 2005 , Basell and its predecessor Montell, granted stock options and stock appreciations rights (“SARs”) to Messrs. Trautz and de Vries, the underlying shares of which were Basell shareholders BASF and Royal Dutch Shell. All of the options and SARs vested between March 30, 2003 and June 16, 2008. The remaining options and SARs will expire between April 3, 2011 and June 16, 2015, which dates are ten years after the grant date of the awards.

•

LyondellBasell Long Term Incentive Plan (the “2008 LTIP”). Messrs. Bigman, Trautz, de Vries and Dineen were granted phantom units (the “Phantom Units”) pursuant to the 2008 LyondellBasell Long Term Incentive Plan on April 1, 2008. The Phantom Units represent the right to the appraised unit value, if any, of a unit of NAG Investments LLC, a Delaware limited liability company (“NAG”), which directly and indirectly owns shares in Nell Limited. Nell Limited was indirectly owned by Access Industries Holding LLC and directly and indirectly owned by Mr. Leonard Blavatnik, and Nell formerly indirectly owned all of the outstanding equity interests of LyondellBasell Industries AF S.C.A. On the vesting date of the Phantom Units, the participants are to receive an amount equal to the product of the number of vested Phantom Units multiplied by the appraised NAG unit value as of the applicable valuation date. Recipients are also entitled to a payment that is equivalent to a dividend paid on a NAG unit. The awards vest in April 1, 2011 or earlier (a) upon change in control of NAG or (b) on a pro rata basis, in the event of death, disability, retirement or termination without cause. Upon the commencement of our bankruptcy case, the Phantom Units were deemed to have only a nominal value and, for certain Named Executive Officers, payments with respect to these awards are not authorized by the Bankruptcy Court. Specifically, in April 2009, NAG units held by LyondellBasell Management Holdings LLC were redeemed by NAG. The valuation of a NAG unit for purposes of the redemption was less than one cent. For purposes of this information statement, we have valued the outstanding Phantom Units using the same valuation of less than one cent per unit. There was no other market for NAG units in 2009, nor was there any valuation of NAG units performed in accordance with the 2008 LTIP documents. No payments were made on account of Phantom Units or related dividend equivalents in 2009.